UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2026
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K, filed on November 17, 2025, Gibraltar Industries, Inc., a Delaware corporation (“Gibraltar”), entered into a Securities Purchase Agreement (the “Agreement”), with Barnsbury Estate LLC, a Delaware limited liability company (“Seller”), and Arundel Square Garden, LLC, a Delaware limited liability company (“Parent”). On February 2, 2026 (the “Closing Date”), subject to the terms and conditions set forth in the Agreement, Gibraltar purchased from Seller all of Parent’s issued and outstanding equity interests (the “OmniMax Transaction”) for $1.335 billion in cash, subject to customary adjustments (the “Purchase Price”), using a combination of existing cash resources and proceeds from new indebtedness. Parent is the owner of OmniMax International, LLC, a leading North American manufacturer of residential roofing accessories and rainwater management systems.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, Gibraltar entered into a new credit agreement (the “Credit Agreement”), as borrower, together with Bank of America, N.A., as administrative agent and collateral agent, and the other financial institutions from time to time party thereto.

Gibraltar’s obligations under the Credit Agreement are guaranteed by Gibraltar’s existing and subsequently acquired wholly owned domestic subsidiaries, including Parent and certain of its subsidiaries, subject to a number of exceptions.

The Credit Agreement provides for (a) a senior secured first lien revolving credit facility in an initial aggregate commitment amount of $500.0 million (the “Revolving Credit Facility”), (b) a senior secured first lien term loan A facility in an initial aggregate principal amount of $650.0 million (the “Term Loan A Facility”) and (c) a senior secured first lien term loan B facility in an initial aggregate principal amount of $650.0 million (the “Term Loan B Facility,” and together with the Revolving Credit Facility and the Term Loan A Facility, the “Senior Secured Credit Facilities”). Letters of credit are available under the Credit Agreement in an aggregate amount of up to $100.0 million.

On the Closing Date, Gibraltar used the proceeds of borrowings under the Term Loan A Facility and the Term Loan B Facility, together with borrowings under the Revolving Credit Facility and cash on hand, to fund the OmniMax Transaction, to refinance certain indebtedness in connection therewith, to pay related fees, costs and expenses and to fund certain upfront fees.

The proceeds of the Revolving Credit Facility are expected to be used by Gibraltar and its restricted subsidiaries for working capital and other general corporate purposes, including the financing of restricted payments, permitted acquisitions and other permitted investments, and for any other purpose not prohibited by the Credit Agreement.

The Revolving Credit Facility and the Term Loan A Facility will mature on the fifth anniversary of the Closing Date, and the Term Loan B Facility will mature on the seventh anniversary of the Closing Date. The Term Loan A Facility requires quarterly amortization payments of 2.50% per annum for the first two years, 5.00% per annum for the next two years and 7.50% per annum for the final year, in each case of the original principal amount thereof. The Term Loan B Facility requires quarterly amortization payments of 1.00% per annum of the original principal amount thereof. The Credit Agreement also requires mandatory prepayments in connection with certain asset sales and excess cash flow, subject to certain exceptions.

Borrowings under the Senior Secured Credit Facilities bear interest, at Gibraltar’s option, at an annual rate equal to (a) adjusted term SOFR, defined in a customary manner (“Term SOFR”) plus an applicable rate or (b) the base rate (the “Base Rate”) plus in each case an applicable rate.

For the Term Loan A Facility and the Revolving Credit Facility, the applicable rate under the Credit Agreement ranges from 1.375% to 2.25% for Term SOFR loans and 0.375% to 1.25% for Base Rate loans, in each case based on Gibraltar’s consolidated first lien net leverage ratio. For the Term Loan B Facility, the applicable rate under the Credit Agreement ranges from 1.75% to 2.25% for Term SOFR loans and 0.75% to 1.25% for Base Rate loans, in each case based on Gibraltar’s consolidated first lien net leverage ratio. Undrawn commitment fees under the Revolving Credit Facility range from 0.175% to 0.275% based on Gibraltar’s consolidated first lien net leverage ratio.

The Credit Agreement contains financial covenants requiring Gibraltar to maintain a maximum consolidated total net leverage ratio of 5.25:1.00, which steps down to 4.25:1.00 over time, and a minimum interest coverage ratio of 3.00:1.00, in each case measured as of the last day of each fiscal quarter, with measurement to commence on the last day of the first full fiscal quarter after the Closing Date. The maximum consolidated total net leverage ratio may be increased at Gibraltar’s option by 0.50x in connection with certain qualifying material acquisitions.

The Credit Agreement contains certain affirmative and negative covenants that limit the ability of Gibraltar, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates.

The Credit Agreement contains certain events of default, including relating to a change of control. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, Gibraltar terminated its Credit Agreement, dated as of December 8, 2022 (as amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Facility”), by and among Gibraltar, the other borrowers party thereto, the lenders and other parties party thereto and KeyBank National Association, as administrative agent, and repaid all amounts outstanding thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Subject to the terms and conditions set forth in the Agreement, on the Closing Date, Gibraltar acquired from Seller all of Parent’s issued and outstanding equity interests for the Purchase Price. The Purchase Price remains subject to further adjustment pursuant to a customary post-closing adjustment process. The foregoing descriptions of the Agreement and the OmniMax Transaction do not purport to be complete and are qualified in their entirety by reference to the Agreement, a copy of which was filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Current Report on Form 8-K filed by Gibraltar on November 17, 2025, and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On February 2, 2026, Gibraltar issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the completion of the OmniMax Transaction.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Document Description

10.1*	Credit Agreement, dated as of February 2, 2026, by and among Gibraltar Industries, Inc., the lenders and other parties party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release dated February 2, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gibraltar hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that Gibraltar may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.

Date:	February 2, 2026
		By:	/s/ Joseph A. Lovechio
Joseph A. Lovechio
Vice President and Chief Financial Officer